EXHIBIT 11.




                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

          BASIC EARNINGS PER SHARE                                SHARES
          ------------------------                                ------
          Basic shares outstanding at December 31, 1999          1,955,379


           NET EARNINGS OR (LOSS)         $(233,519)        $(.12) per share
          ------------------------        ----------
          Basic shares outstanding        1,955,379


          DILUTED EARNINGS PER SHARE                              SHARES
          --------------------------                              ------

          Basic shares outstanding at December 31, 1999          1,955,379
          Stock Options-common stock equivalents                   114,413
                                                                 ---------
          Diluted shares outstanding at December 31, 1999        2,069,792

                NET EARNINGS              $(233,519)        $(.11) per share
          --------------------------      ----------
          Diluted shares outstanding      2,069,792